CLIFFORD CHANCE
PARTNERSCHAFTSGESELLSCHAFT

Execution Version

CLOSURE SYSTEMS INTERNATIONAL MACHINERY (GERMANY) GMBH

as Assignor

and

THE BANK OF NEW YORK MELLON

as Collateral Agent

GLOBAL ASSIGNMENT AGREEMENT

(Globalabtretung)

The taking of this document or any certified copy of it or any document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to any Credit Document (as defined in Clause 1 of this document) in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Credit Document to an
Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any email communication which refers to any Credit Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Credit Document to an Austrian addressee.

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CLIFFORD CHANCE PARTNERSCHAFTSGESELLSCHAFT VON RECHTSANWÄLTEN, WIRTSCHAFTSPRÜFERN,
STEUERBERATERN UND SOLICITORS • SITZ: FRANKFURT AM MAIN • AG FRANKFURT AM MAIN PR 1000

CONTENTS

Clause    Page

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This GLOBAL ASSIGNMENT AGREEMENT (the "Agreement") is made on
February 14,
___________ 2014

BETWEEN:

(1)    Closure Systems International Machinery (Germany) GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organised under the laws of the
Federal Republic of Germany, having its business address at Mainzer Straße 187,
67547 Worms, Germany registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Mainz under HRB 45074 (the "Assignor"); and

(2)    The Bank of New York Mellon, a public company incorporated under the laws of the state of New York, having its business address at 1 Wall Street, New York, N.Y.
10286, The United States of America, in its capacity as collateral agent under the First
Lien Intercreditor Agreement (as defined below) (the "Collateral Agent").

WHEREAS:

(A)    Pursuant to the third amended and restated senior secured multi-currency term and revolving credit agreement dated 28 September 2012 of up to USD 2,355,000,000 and
EUR 380,000,000 between, inter alios, the parties listed in Schedule 1 Part 1 hereto as current borrowers (the "Current Borrowers"), the parties listed in Schedule 1 Part 2 hereto as current guarantors (the "Current Guarantors"), Credit Suisse AG as administrative agent and others (as amended, varied, novated, restated, supplemented, superseded or extended from time to time, the "Third Amended and Restated
Credit Agreement"), which amends and restates the multi-currency term and revolving credit agreement originally dated 5 November 2009 between, inter alios, the Current Borrowers, the Current Guarantors, Credit Suisse AG as administrative agent and others (as amended and restated pursuant to the Third Amended and
Restated Credit Agreement and as further amended, varied, novated, restated, supplemented, superseded or extended from time to time, hereinafter the "Credit
Agreement"), certain lenders (together the "Original Lenders") have granted certain facilities to the Current Borrowers and certain other entities which may accede or may have acceded to the Credit Agreement as additional borrowers.
(B)    Pursuant to a senior secured notes indenture dated 5 November 2009 between, inter alios, Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., and Reynolds Group
Issuer (Luxembourg) S.A as Issuers (as defined below) and certain affiliates of the
Issuers as guarantors and The Bank of New York Mellon, as indenture trustee, principal paying agent, transfer agent and registrar, (as amended, varied, novated, supplemented, superseded or extended from time to time, the "2009 Senior Secured
Notes Indenture"), the Issuers have issued senior secured notes due 2016 in the aggregate principal amount of EUR 450,000,000 (the "2009 Senior Secured Notes")
to certain noteholders.

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(C)    On September 14, 2012, an offer was made to purchase USD 1,125,000,000 7.75%
USD notes due 2016 issued under the 2009 Senior Secured Notes Indenture.
Approximately USD 777,489,000 aggregate principal amount of the USD notes were tendered. The settlement took place on September 28, 2012. The remainder of the
USD notes were redeemed on October 29, 2012. The EUR 450,000,000 7.75% 2009
Senior Secured Notes issued under the 2009 Senior Secured Notes Indenture were redeemed on December 13, 2012 (the transactions described in the last three sentences, collectively, the “2009 Senior Secured Notes Redemption”).

(D)    Pursuant to a senior secured notes indenture dated 15 October 2010 between, inter alios, RGHL US Escrow I LLC, RGHL US Escrow I Inc., and RGHL Escrow Issuer
(Luxembourg) I S.A. as escrow issuers (the "Escrow Issuers"), The Bank of New
York Mellon as indenture trustee, The Bank of New York Mellon, London Branch as principal paying agent, The Bank of New York Mellon as collateral agent and
Wilmington Trust (London) Limited as additional collateral agent (as amended, varied, novated, supplemented, superseded or extended from time to time, the
"October 2010 Secured Notes Indenture"), the Escrow Issuers have issued secured notes due 2019 in the aggregate principal amount of USD 1,500,000,000 in escrow
(the "October 2010 Secured Notes"). In connection with the release from escrow of the proceeds of the October 2010 Secured Notes, which occurred on 16 November
2010, the Escrow Issuers were merged with and into the Issuers, with each of the
Issuers surviving the applicable mergers or other transfers and assuming by operation of law the obligations of the applicable Escrow Issuers with respect to the October
2010 Secured Notes Indenture and the October 2010 Secured Notes. Certain affiliates of the Issuers listed in Schedule 1 Part 2 hereto have acceded to the October 2010
Secured Notes Indenture as current October 2010 secured notes guarantors (the
"Current October 2010 Secured Notes Guarantors").

(E)    Pursuant to a senior secured notes indenture dated 1 February 2011 between, inter alios, the Issuers, The Bank of New York Mellon as indenture trustee, The Bank of
New York Mellon, London Branch as principal paying agent, The Bank of New York
Mellon as collateral agent and Wilmington Trust (London) Limited as additional collateral agent (as amended, varied, novated, supplemented, superseded or extended from time to time, the "February 2011 Secured Notes Indenture"), the Issuers have issued secured notes due 2021 in the aggregate principal amount of USD
1,000,000,000 (the "February 2011 Secured Notes") which are guaranteed by certain affiliates of the Issuers listed in Schedule 1 Part 2 hereto as current February
2011 secured notes guarantors (the "Current February 2011 Secured Notes
Guarantors").

(F)    Pursuant to a senior secured notes indenture dated 9 August 2011 between, inter alios, the RGHL US Escrow II LLC and RGHL US Escrow II Inc. as escrow issuers (the
"August 2011 Escrow Issuers"), The Bank of New York Mellon as indenture trustee,

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The Bank of New York Mellon, London Branch as principal paying agent, The Bank of New York Mellon as collateral agent and Wilmington Trust (London) Limited as additional collateral agent (as amended, varied, novated, supplemented, superseded or extended from time to time, the "August 2011 Secured Notes Indenture"), the
August 2011 Escrow Issuers have issued senior secured notes due 2019 in the aggregate principal amount of USD 1,500,000,000 (the "August 2011 Secured
Notes"). In connection with the release from escrow of the proceeds of the August
2011 Secured Notes, which occurred on 8 September 2011 RGHL US Escrow II Inc.
and RGHL US Escrow II LLC were merged with and into Reynolds Group Issuer Inc.
and Reynolds Group Issuer LLC (together with Reynolds Group Issuer (Luxembourg)
S.A., the "August 2011 Ultimate Issuers"), respectively, and the obligations of the
August 2011 Escrow Issuers were assumed by the August 2011 Ultimate Issuers pursuant to one or more supplemental indentures between, among others, the August
2011 Escrow Issuers, the August 2011 Ultimate Issuers, The Bank of New York
Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent. The August
2011 Ultimate Issuers and certain affiliates of the August 2011 Ultimate Issuers listed in Schedule 1 Part 2 hereto which have acceded to the August 2011 Secured Notes
Indenture as current August 2011 secured notes guarantors (the "Current August
2011 Secured Notes Guarantors") guarantee the August 2011 Secured Notes.

(G)    Pursuant to a senior secured notes indenture dated 28 September 2012 between, inter alios, the Issuers, The Bank of New York Mellon as indenture trustee, principal paying agent, transfer agent, collateral agent and registrar, The Bank of New York
Mellon, London Branch as paying agent and Wilmington Trust (London) Limited as additional collateral agent (as amended, varied, novated, supplemented, superseded or extended from time to time, the "September 2012 Secured Notes Indenture"), the
Issuers have issued secured notes due 2020 in the aggregate principal amount of USD
3,250,000,000 (the "September 2012 Secured Notes") which are guaranteed by certain affiliates of the Issuers listed in Schedule 1 Part 2 hereto as current September
2012 secured notes guarantors (the "Current September 2012 Secured Notes
Guarantors").

(H)    As a result of the Third Amended and Restated Credit Agreement and the amendment
No. 8 and incremental term loan assumption agreement dated 27 November 2013 between, inter alios, the Current Borrowers, the Current Guarantors, Credit Suisse
AG as administrative agent and others (the "Amendment No. 8 and Incremental
Term Loan Assumption Agreement") certain lenders have agreed to grant incremental term loans in an aggregate amount of up to USD 2,212,650,000 and EUR
297,000,000 to repay the existing borrowings under the Third Amended and Restated
Credit Agreement.

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(I)    As a result of the Credit Agreement and the loan modification agreement dated 27
December 2013 between, inter alios, the Current Borrowers, the Current Guarantors,
Credit Suisse AG as administrative agent and others (the "Loan Modification
Agreement"), the parties have agreed to refinance certain indebtedness and amend certain terms of the revolving facility provided under the Credit Agreement, including without limitation, to extend the maturity and to reduce the aggregate principal amount of the Euro tranche of the revolving facility to EUR 54,235,000.

(J)    The Assignor has agreed to assign the Receivables (as defined below) to the
Collateral Agent as security for the Secured Parties' (as defined below) respective claims against the Grantors (as defined below) (or any of them) in respect of the
Obligations (as defined below).

(K)    The security created by or pursuant to this Agreement is to be held and administered by the Collateral Agent for the Secured Parties (as defined below) pursuant to a first lien intercreditor agreement dated 5 November 2009 (as amended by the Amendment
No. 1 and Joinder Agreement (as defined below)) between, inter alios, the Collateral
Agent, The Bank of New York Mellon as indenture trustee, the Administrative Agent and the Grantors (each as defined below) and others (as amended, varied, novated, supplemented, superseded or extended from time to time, the "First Lien
Intercreditor Agreement").

NOW IT IS HEREBY AGREED as follows:

1.    DEFINITIONS AND LANGUAGE

1.1    Definitions

In this Agreement:

"Administrative Agent" means Credit Suisse AG, Cayman Islands Branch, having its business address at Eleven Madison Avenue, New York, NY 10010, United States of
America in its capacity as administrative agent under the Credit Agreement and any successor appointed as administrative agent under the Credit Agreement.

"Amendment No.1 and Joinder Agreement" means the joinder agreement dated 21
January 2010 relating to the First Lien Intercreditor Agreement made among
(amongst others) the Collateral Agent, Wilmington Trust (London) Limited, Credit
Suisse AG and Reynolds Group Holdings Limited pursuant to which Wilmington
Trust (London) Limited is appointed as additional collateral agent and became party to the First Lien Intercreditor Agreement.

"Ancillary Rights" means all present and future, actual and contingent rights and claims (including monetary claims for damages) arising out of the underlying

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contractual or other relationship under which the Receivables are created, including but not limited to, unilateral rights (Gestaltungsrechte) of the Assignor.

"August 2011 Secured Notes Documents" shall mean the August 2011 Secured
Notes Indenture, the August 2011 Secured Notes Guarantees, the August 2011
Secured Notes, the Intercreditor Arrangements, any supplemental indenture, any security document relating to the August 2011 Secured Notes and/or the August 2011
Secured Notes Indenture and any other document that may be entered into pursuant to any of the foregoing.

"August 2011 Secured Notes Guarantees" shall mean the guarantees of the obligations of the Issuers under the August 2011 Secured Notes and the August 2011
Secured Notes Indenture by the August 2011 Secured Notes Guarantors.

"August 2011 Secured Notes Guarantors" means the Current August 2011 Secured
Notes Guarantors and any entity which may accede to the August 2011 Secured Notes
Indenture as additional guarantor.

"August 2011 Secured Notes Holders" shall mean the holders from time to time of the August 2011 Secured Notes.

"August 2011 Secured Notes Indenture Trustee" shall mean The Bank of New
York Mellon, in its capacity as indenture trustee under the August 2011 Secured
Notes Indenture and any successor appointed as indenture trustee under the August
2011 Secured Notes Indenture.

"Authorisation"    means    the    authorisation    to    collect    the    Receivables
(Einziehungsermächtigung) and to exercise any rights and claims in relation to the
Receivables in accordance with the terms of the Principal Finance Documents granted by the Collateral Agent to the Assignor pursuant to Clause 9 hereof.

"Borrowers" means the Current Borrowers and any entity which may accede to the
Credit Agreement as an additional borrower and "Borrower" means any of them.

"Cash Management Bank" shall mean Citibank N.A., Banco Nacional De Mexico
S.A., Citibank International PLC, UK, Citibank (China) Co., Limited, Citibank Global
Markets Deutschland AG & Co KGaA, Citibank ZRT, Hungary, a Lender, the
Administrative Agent or any of the Lender's or the Administrative Agent's affiliates
(at the time the cash management services arrangement is entered into) provided in each case it has become a party to, or by execution of an additional bank secured party acknowledgment has agreed to be bound by the terms of, the First Lien
Intercreditor Agreement in its capacity as cash management bank.

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"Cash Management Services" shall mean any agreement or arrangement by a Cash
Management Bank to provide any composite accounting or other cash pooling arrangements and netting, overdraft protection and other arrangements with any bank arising under standard business terms of such Cash Management Bank to a Grantor.

"Collection Arrangement Receivables" means all present and future, actual and contingent receivables of the Assignor against any collection agent or factor under or in connection with any collection arrangement or factoring arrangement (whether with or without recourse) (echtes und unechtes Factoring) relating to its Customer
Receivables including but not limited to those specified in Schedule 1 (List of
Collection Arrangement Receivables) or in a list provided to the Collateral Agent on or about the date hereof.

"Credit Documents" shall mean the Loan Documents, the October 2010 Secured
Notes Documents, the February 2011 Secured Notes Documents, the August 2011
Secured Notes Documents and the September 2012 Secured Notes Documents.

"Current Account Receivables" means all present and future, actual and contingent receivables of the Assignor originating from genuine or non-genuine current account arrangements (echte oder unechte Kontokorrentverhältnisse), including but not limited to the claim to determine the current account balance (Anspruch auf
Feststellung des gegenwärtigen Saldos) and the current account balance receivable
(Kontokorrentsaldoanspruch) (in particular the current account balance receivable of the final current account statement (Saldoanspruch der Schlussrechnung)) including but not limited to those specified in Schedule 2 (List of Current Account Receivables)
or in a list provided to the Collateral Agent on or about the date hereof.

"Customer Receivables" means all present and future, actual and contingent receivables of the Assignor against all clients, purchasers, suppliers, lessees or licensees or any of them (including members of the Group) originating from the leasing, licensing or other supply of goods and/or services (including the renting of properties or licensing of intellectual property rights) by or to the Assignor including but not limited to those specified in Schedule 3 (List of Customer Receivables) or in a
list provided to the Collateral Agent on or about the date hereof.

"Enforcement Event" shall mean an Event of Default.

"Event of Default" means any event of default (Kündigungsgrund) under the Credit
Agreement and/or the October 2010 Secured Notes Indenture and/or the February
2011 Secured Notes Indenture and/or the August 2011 Secured Notes Indenture
and/or the September 2012 Secured Notes Indenture.

"Existing Intercreditor Agreement" means the existing intercreditor agreement dated 11 May 2007 (as amended by a letter dated 21 June 2007 and a further letter

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dated 29 June 2007, as amended and restated on 5 November 2009 and as further amended on 5 November 2010) between, inter alios, Beverage Packaging Holdings
(Luxembourg) I S.A., Rank Group Holdings Limited (now Reynolds Group Holdings
Limited), Beverage Packaging Holdings (Luxembourg) II S.A., Beverage Packaging
Holdings (Luxembourg) III S.à r.l., Credit Suisse AG (formerly Credit Suisse) as security trustee and others.

"February 2011 Secured Notes Documents" shall mean the February 2011 Secured
Notes Indenture, the February 2011 Secured Notes Guarantees, the February 2011
Secured Notes, the Intercreditor Arrangements, any supplemental indenture, any security document relating to the February 2011 Secured Notes and/or the February
2011 Secured Notes Indenture and any other document that may be entered into pursuant to any of the foregoing.

"February 2011 Secured Notes Guarantees" shall mean the guarantees of the obligations of the Issuers under the February 2011 Secured Notes and the February
2011 Secured Notes Indenture by the February 2011 Secured Notes Guarantors.

"February 2011 Secured Notes Guarantors" means the Current February 2011
Secured Notes Guarantors and any entity which may accede to the February 2011
Secured Notes Indenture as additional guarantor.

"February 2011 Secured Notes Holders" shall mean the holders from time to time of the February 2011 Secured Notes.

"February 2011 Secured Notes Indenture Trustee" shall mean The Bank of New
York Mellon, in its capacity as indenture trustee under the February 2011 Secured
Notes Indenture and any successor appointed as indenture trustee under the February
2011 Secured Notes Indenture.

"Grantors" means the Loan Parties, the Issuers, the August 2011 Ultimate Issuers,
the October 2010 Secured Notes Guarantors, the February 2011 Secured Notes
Guarantors, the August 2011 Notes Guarantors and the September 2012 Secured
Notes Guarantors and any person that has granted a security interest to the Collateral
Agent and/or the Secured Parties in respect of the obligations of the Loan Parties, the
Issuers, the August 2011 Ultimate Issuers, the October 2010 Secured Notes
Guarantors, the February 2011 Secured Notes Guarantors, the August 2011 Notes
Guarantors and the September 2012 Secured Notes Guarantors under the Credit
Documents and "Grantor" means any of them.

"Grantors' Agent" means Reynolds Group Holdings Limited or any other person appointed as agent of the Grantors in accordance with the Principal Finance
Documents.

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"Group" means Reynolds Group Holdings Limited and its direct or indirect subsidiaries (Tochtergesellschaften).

"Hedge Counterparty" means a Lender, the Administrative Agent or any of the
Lender's or the Administrative Agent's affiliates (at the time a hedging agreement is entered into) who has entered into a hedging agreement for the purpose of hedging interest rate liabilities and/or any exchange rate and/or commodity price risks provided it has become a party, or by execution of an additional bank secured party acknowledgment has agreed to be bound by the terms of, to the First Lien
Intercreditor Agreement in its capacity as hedge counterparty.

"Incremental Assumption Agreement" shall mean an incremental assumption agreement relating to incremental facilities of up to USD 750,000,000 among, and in form and substance reasonably satisfactory to, one or more Borrowers, the
Administrative Agent, one or more Incremental Term Lenders and/or one or more
Incremental Revolving Credit Lenders pursuant to which one or more Incremental
Term Lenders make available Incremental Term Loan Commitments and/or one or more Incremental Revolving Credit Lenders make available Incremental Revolving
Credit Commitments respectively.

"Incremental Revolving Credit Lender" shall mean a Lender with an Incremental
Revolving Credit Commitment or an outstanding revolving loan under the Credit
Agreement of any class as a result of an Incremental Revolving Credit Commitment.

"Incremental Revolving Credit Commitment" shall mean the commitment of any
Lender, established pursuant to the Credit Agreement, to make available certain revolving credit loans to one or more Borrowers.

"Incremental Term Lender" shall mean a Lender with an Incremental Term Loan
Commitment.

"Incremental Term Loan Commitment" shall mean the commitment of any Lender, established pursuant to the Credit Agreement, to make available certain term loans to one or more Borrowers.

"2013    Intercreditor    Agreement" means the intercreditor agreement dated
15 November 2013 between, inter alios, Beverage Packaging Holdings (Luxembourg)
I S.A., Reynolds Group Holdings Limited, Beverage Packaging Holdings
(Luxembourg) II S.A., Beverage Packaging Holdings II Issuer Inc., Credit Suisse AG
as administrative agent and The Bank of New York Mellon as noteholders trustee.

"Intercreditor Arrangements" means the First Lien Intercreditor Agreement, the
Existing Intercreditor Agreement and the 2013 Intercreditor Agreement, in each case as amended, novated, supplemented, restated, or modified from time to time.

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"Issuers" means Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., and
Reynolds Group Issuer (Luxembourg) S.A and "Issuer" means any of them.

"Intercompany Loan Receivables" means all present and future, actual and contingent receivables of the Assignor against any member of the Group arising under or in connection with intercompany loans (including intercompany loans resulting from any cash pool arrangements) including but not limited to the receivables arising under the intercompany loans specified in Schedule 5 (List of Existing Intercompany
Loans).

"Issuing Bank" means Credit Suisse AG or any other Lender or any affiliate of Credit
Suisse AG or any other Lender that issues letters of credit or bank guarantees under the Credit Agreement.

"Lenders" shall mean the Original Lenders and any entity which may become a lender under the Credit Agreement in the future and "Lender" means any of them.

"Loan Documents" shall mean the Credit Agreement, the Amendment No.1 and
Joinder Agreement, the Third Amended and Restated Credit Agreement, the
Amendment No. 8 and Incremental Term Loan Assumption Agreement and the Loan
Modification Agreement, any borrowing subsidiary agreement and/or guarantor joinder agreement relating to the Credit Agreement, any letter of credit or bank guarantee relating to the Credit Agreement, any security documents relating to the
Credit Agreement, any hedging agreement entered into by a Hedge Counterparty and a Grantor, each Incremental Assumption Agreement, the Intercreditor Arrangements,
each Promissory Note, any agreement between a Grantor and a Cash Management
Bank relating to Cash Management Services, each Local Facility Agreement and any other document that may be entered into pursuant to any of the foregoing in relation to the Credit Agreement.

"Loan Parties" shall mean the Borrowers, the Current Guarantors and any entity which may accede to the Credit Agreement as additional guarantor and a "Loan
Party" means any of them.

"Local Facilities" means working capital facilities provided to a Grantor (other than
Beverage Packaging Holdings (Luxembourg) I S.A., Beverage Packaging Holdings
(Luxembourg) II S.A. Beverage Packaging Holdings (Luxembourg) III S.à r.l. and the
Borrowers) by a Local Facility Provider and "Local Facility" means any of them.

"Local Facility Agreements" shall mean any agreement under which a Local Facility is made available.

"Local Facility Provider" means HSBC Trinkaus & Burkhardt AG, Deutsche Bank
AG, Commerzbank Aktiengesellschaft and Hong Kong and Shanghai Banking

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Corporation Ltd., Thailand, Bank of America, N.A., Canada Branch, FIA Card
Services, N.A., Citibank N.A., Citibank (China) Co., Ltd., Banco Nacional de
Mexico, S.A., Integrante del Grupo Financiero Banamex, Bank of America, N.A.,
provided in each case it has become a party to, or by execution of an additional bank secured party acknowledgment has agreed to be bound by the terms of, the First Lien
Intercreditor Agreement in its capacity as local facility provider.

"Obligations" shall mean all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Grantor to the Secured Parties (or any of them) under each or any of the Credit Documents, including with respect to all costs, charges and expenses incurred by any Secured Party in connection with the protection, preservation or enforcement of its respective rights under the Credit Documents or any other document evidencing or securing any such liabilities. The Obligations shall further include any obligation based on unjust enrichment (ungerechtfertigte Bereicherung)
or tort (Delikt).

"October 2010 Secured Notes Documents" shall mean the October 2010 Secured
Notes Indenture, the October 2010 Secured Notes Guarantees, the October 2010
Secured Notes, the Intercreditor Arrangements, any supplemental indenture relating to the October 2010 Secured Notes Indenture, any security document relating to the
October 2010 Secured Notes and/or the October 2010 Secured Notes Indenture and
any other document that may be entered into pursuant to any of the foregoing.

"October 2010 Secured Notes Guarantees" shall mean the guarantees of the obligations of the Issuers under the October 2010 Secured Notes and the October
2010 Secured Notes Indenture by the October 2010 Secured Notes Guarantors.

"October 2010 Secured Notes Guarantors" means the Current October 2010
Secured Notes Guarantors and any entity which may accede to the October 2010
Secured Notes Indenture as additional guarantor.

"October 2010 Secured Notes Holders" shall mean the holders from time to time of the October 2010 Secured Notes.

"October 2010 Secured Notes Indenture Trustee" shall mean The Bank of New
York Mellon, in its capacity as indenture trustee under the October 2010 Secured
Notes Indenture and any successor appointed as indenture trustee under the October
2010 Secured Notes Indenture.

"Principal Finance Documents" means the Credit Agreement, the October 2010
Secured Notes Indenture, the February 2011 Secured Notes Indenture, the August
2011 Secured Notes Indenture, the September 2012 Secured Notes Indenture and the
First Lien Intercreditor Agreement.

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"Promissory Note" shall mean any promissory note executed and delivered by a
Borrower upon the request of a Lender evidencing the amount of principal owed by such Borrower to such Lender under the Credit Agreement.

"Receivables"

means collectively:

(a)    the Collection Arrangements Receivables;

(b)    the Current Account Receivables;

(c)    the Customer Receivables;

(d)    the Intercompany Loan Receivables; and

(e)    any Ancillary Rights.

"Secured Parties" shall mean the Lenders (including in their capacity as issuing bank(s), and/or Hedge Counterparties under the Credit Agreement), the Hedge
Counterparties, the Administrative Agent, any Issuing Bank, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Credit Document, the October 2010 Secured Notes Holders, the February 2011 Secured Notes Holders,
the August 2011 Secured Notes Holders and the September 2012 Secured Notes
Holders, the October 2010 Secured Notes Indenture Trustee, the February 2011
Secured Notes Indenture Trustee, the August 2011 Secured Notes Indenture Trustee
and the September 2012 Secured Notes Indenture Trustee, the Collateral Agent, the
Local Facility Providers and the Cash Management Banks.

"2009 Senior Secured Notes Documents" shall mean the 2009 Senior Secured Notes
Indenture, the 2009 Senior Secured Notes Guarantees, the 2009 Senior Secured Notes,
the Intercreditor Arrangements, any supplemental indenture, any security document relating to the 2009 Senior Secured Notes and/or the 2009 Senior Secured Notes
Indenture and any other document that may be entered into pursuant to any of the foregoing.

"2009 Senior Secured Notes Guarantees" shall mean the guarantees of the obligations of the Issuers under the 2009 Senior Secured Notes and the 2009 Senior
Secured Notes Indenture by the 2009 Senior Secured Notes Guarantors.

"2009 Senior Secured Notes Guarantors" means the Current 2009 Senior Secured
Notes Guarantors and any entity which may accede to the 2009 Senior Secured Notes
Indenture as additional guarantor.

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"2009 Senior Secured Notes Holders" shall mean the holders from time to time of the 2009 Senior Secured Notes.

"September 2012 Secured Notes Documents" shall mean the September 2012
Secured Notes Indenture, the September 2012 Secured Notes Guarantees, the
September 2012 Secured Notes, the Intercreditor Arrangements, any supplemental indenture, any security document relating to the September 2012 Secured Notes and/or the September 2012 Secured Notes Indenture and any other document that may be entered into pursuant to any of the foregoing.

"September 2012 Secured Notes Guarantees" shall mean the guarantees of the obligations of the Issuers under the September 2012 Secured Notes and the September
2012 Secured Notes Indenture by the September 2012 Secured Notes Guarantors.

"September 2012 Secured Notes Guarantors" means the Current September 2012
Secured Notes Guarantors and any entity which may accede to the September 2012
Secured Notes Indenture as additional guarantor.

"September 2012 Secured Notes Holders" shall mean the holders from time to time of the September 2012 Secured Notes.

"September 2012 Secured Notes Indenture Trustee" shall mean The Bank of New
York Mellon, in its capacity as indenture trustee under the September 2012 Secured
Notes Indenture and any successor appointed as indenture trustee under the
September 2012 Secured Notes Indenture.

1.2    Construction

In this Agreement:

1.2.1    capitalised terms used in this Agreement (or in any notice given under this
Agreement) but not defined therein shall have the meanings ascribed thereto in the First Lien Intercreditor Agreement;

1.2.2    any reference in this Agreement to a "Clause", a "sub-Clause" or a
"Schedule" shall, subject to any contrary indication, be construed as a reference to a Clause, sub-Clause or a Schedule hereof; and

1.2.3    to the extent the word "note" or "Note" is used in any other documents in relation to this Agreement, it shall be construed as if it were a reference to the word "notes" or "Notes" as defined and used in this Agreement.

1.3    This Agreement is made in the English language. For the avoidance of doubt, the
English language version of this Agreement shall prevail over any translation of this
Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

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2.    ASSIGNMENT

2.1    The Assignor hereby assigns to the Collateral Agent the Receivables.

2.2    The Collateral Agent hereby accepts the assignment of the Receivables.

2.3    The existing Receivables shall pass over to the Collateral Agent on execution of this
Agreement, and any future Receivables shall pass over to the Collateral Agent at the date such Receivables come into existence.

3.    TRANSFER OF ANCILLARY RIGHTS

The Receivables are assigned to the Collateral Agent together with all accessory security rights (akzessorische Sicherheiten) and ancillary rights (Neben-, Hilfs- und
Vorzugsrechte) pursuant to (including by way of analogy) Section 401 of the German
Civil Code (Bürgerliches Gesetzbuch). In case of security rights and ancillary rights pertaining to the Receivables and which are not assigned and transferred to the
Collateral Agent by operation of law pursuant to Section 401 of the German Civil
Code (the "Independent Ancillary Rights"), the Collateral Agent may request at any time and at its sole discretion (upon instructions in accordance with the First Lien
Intercreditor Agreement) the assignment and/or transfer (as the case may be) of such
Independent Ancillary Rights.

4.    PURPOSE OF THE ASSIGNMENT

The assignment hereunder is constituted in order to secure the prompt and complete satisfaction of any and all Obligations. The assignment shall also cover any future extension of the Obligations and the Assignor herewith expressly agrees that the assignment shall secure the Obligations as extended or increased from time to time.

5.    LIST OF RECEIVABLES

5.1    Within 3 (three) months after the end of each calendar year (for the first time for the calendar year 2014) and if an Enforcement Event has occurred and is continuing at any time upon reasonable request of the Collateral Agent, the Assignor shall deliver to the Collateral Agent a list of the Receivables as of the end of the relevant calendar year or, as the case may be, the last day of the month prior to the Collateral Agent's request following the occurrence of an Enforcement Event which is continuing. In addition, the Assignor shall, at the reasonable request of the Collateral Agent following the occurrence of an Event of Default and while it is continuing, deliver a list of the Customer Receivables, Current Account Receivables and Collection
Arrangement Receivables as at the last day of the month prior to such request by the
Collateral Agent. Each such list of the Receivables shall be on a computer disk or in such other form as agreed between the Collateral Agent and the Assignor. The

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Collateral Agent may in its reasonable discretion request a computer print-out in addition to any other form in which the list may be delivered.

5.2    Unless otherwise agreed between the Assignor and the Collateral Agent (acting on the instructions of the Secured Parties in accordance with the Principal Finance
Documents), each list of the Receivables (or, as the case may be, Customer
Receivables, Current Account Receivables and Collection Arrangement Receivables)
referred to in sub-Clause 5.1 shall show the names and addresses of the relevant debtors as well as any outstanding amounts and the due dates for payment. In addition, each list shall include all unpaid counter claims, if any, which arise from contracts between the Assignor and the relevant debtors, and shall state the exact amount of such unpaid claim, the maturity date and the name of the respective debtor.

5.3    Any list of Receivables referred to in sub-Clauses 5.1 and 5.2 above is provided for information purposes only and if for any reason whatsoever the relevant Receivables are not, or are incompletely, contained in the list presented, then the assignment of the
Receivables shall not be affected thereby.

5.4    In case the Assignor is under an obligation to deliver a list of Receivables pursuant to
Clause 5.1 above and if the Assignor employs a third party for its bookkeeping and/or data processing, the Assignor hereby authorises the Collateral Agent to obtain any list of Receivables directly from such third party at the Assignor's expense.

6.    NOTICE OF ASSIGNMENT

6.1    The Assignor shall notify by registered mail (Einschreiben mit Rückschein) the relevant debtors of the assignment of the Intercompany Loan Receivables constituted hereunder in the form set out in Schedule 7 (Form of Notice for a Disclosed
Assignment), within one month from the date hereof or, with respect to Intercompany
Loan Receivables arising from future contracts within one month from the date of entry into such contract.

6.2    The Assignor shall use all reasonable endeavours to procure that debtors of the
Intercompany Loan Receivables notified in accordance with Clause 6.1 above acknowledge each notice of assignment and accept the terms of the assignment as set out in Schedule 7 (Form of Notice for a Disclosed Assignment) without undue delay.
The Assignor shall provide evidence to the Collateral Agent of any such acknowledgement received.

6.3    The Assignor shall deliver to the Collateral Agent 10 (ten) dated notification letters in the form of Schedule 6 (Form of Blank Notification Letter) executed in blank within twenty (20) business days from the date hereof for the purpose of notifying the debtors of the Receivables of this Agreement. The Collateral Agent will only use such

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notification letters if it is entitled to enforce this Agreement in accordance with Clause
10.

7.    RECEIVABLES UNDER EXTENDED RETENTION OF TITLE
ARRANGEMENTS

7.1    If Receivables are assigned pursuant to this Agreement which are subject to extended retention of title arrangements (verlängerter Eigentumsvorbehalt) with any supplier of the Assignor, the assignment shall only become effective upon the termination
(Erlöschen) of such extended retention of title. As long as any person is only partly entitled to the Receivables as a result of such person's retention of title arrangement, the assignment of such Receivables to the Collateral Agent hereunder shall be limited to the part of the relevant Receivables to which the Assignor is entitled to, the assignment of the other part shall be effective upon complete termination of the extended retention of title.

7.2    If and to the extent that the Receivables assigned pursuant to this Agreement arise from the sale of receivables of the Assignor pursuant to any factoring arrangement which are subject to extended retention of title arrangements (verlängerter
Eigentumsvorbehalt), the assignment hereunder shall only become effective upon the complete satisfaction of the receivables which are secured by the respective extended retention of title.

7.3    The Assignor hereby assigns to the Collateral Agent its right to reassignment of
Receivables assigned to a supplier by reason of an extended retention of title arrangement as well as any contingent claims to the transfer of all proceeds paid out to the supplier, together with all rights pertaining thereto. The same applies to any possible inchoate right (Anwartschaftsrecht) with respect to the assignment of any
Receivables which is subject to a dissolving condition (auflösende Bedingung). The
Collateral Agent hereby accepts such assignments.

7.4    The Collateral Agent may at any time during the period it is entitled to enforce this
Agreement in accordance with sub-Clause 10.1 below terminate any retention of title arrangement on behalf of the Assignor by discharging the respective liability of the
Assignor towards the relevant supplier. The Assignor will reimburse the Collateral
Agent for any reasonable costs and expenses so incurred.

8.    CHECKS AND BILLS OF EXCHANGE

If payments in respect of the Receivables are made by check or bill of exchange, the ownership in the documents shall pass to the Collateral Agent upon the Assignor acquiring such ownership, and the Assignor hereby assigns to the Collateral Agent, who accepts the assignment, in advance any of its rights arising therefrom as security for the Obligations. Physical delivery of checks and bills of exchange to the Collateral

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Agent shall be replaced by an undertaking of the Assignor to hold such checks and bills of exchange in gratuitous custody (unentgeltliche Verwahrung) for the Collateral
Agent or, if the Assignor does not obtain actual possession of such documents, the
Assignor hereby assigns to the Collateral Agent in advance all of its claims for delivery thereof against third parties as security for the Obligations. The Collateral
Agent accepts such assignment.

9.    COLLECTION OF RECEIVABLES BY THE ASSIGNOR

At all times while no Enforcement Event is continuing, the Assignor is authorised by the Collateral Agent to collect the Receivables (ermächtigt zur Einziehung) in its own name and for its own account and to dispose of, and exercise any rights and claims in relation to, the Receivables in accordance with the terms of the Principal Finance
Documents (including, for the avoidance of doubt, the disposal of the Receivables in connection with any factoring arrangement which is permitted under the Principal
Finance Documents). The Collateral Agent may revoke the Authorisation at any time if an Enforcement Event has occurred and is continuing, except with respect to the disposal of Receivables that are subject to any factoring arrangements that are permitted at that time pursuant to the Principal Finance Documents.

10.    ENFORCEMENT

10.1    If (i) an Enforcement Event has occurred and is continuing and (ii) any of the
Obligations has become due and payable, then the Collateral Agent is entitled to revoke the Authorisation, notify the debtors, enforce its rights under this Agreement and arrange for the collection of the Receivables in its own name and for its own account or for the sale of the Receivables.

10.2    The Collateral Agent will notify the Assignor in writing at least 5 (five) business days prior to the enforcement of any assignment pursuant hereto. No such notice shall be required if (i) the Assignor has generally ceased to make payments, (ii) an application for the institution of insolvency proceedings is filed by or against the Assignor or (iii)
the Collateral Agent has reasonable grounds to believe that observance of the notice period would adversely affect the legitimate interests (berechtigte Interessen) of the
Collateral Agent.

10.3    To the extent that the Authorisation is revoked, the Collateral Agent may request that all documents relating to the Receivables be handed over to it and the Assignor hereby agrees to promptly comply with any such request. In the case of checks and bills of exchange, the Assignor hereby further agrees to endorse such documents in blank and to deliver them to the Collateral Agent as soon as reasonably practicable and in any event upon request by the Collateral Agent.

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10.4    While being entitled to enforce the security interest created hereunder in accordance with sub-Clause 10.1 the Collateral Agent may collect the Receivables in total or in part to the extent necessary to satisfy any outstanding Obligations, it being understood that the Collateral Agent shall apply the proceeds of such realisation towards the
Obligations in accordance with the First Lien Intercreditor Agreement.

10.5    While being entitled to enforce the security interest created hereunder in accordance with sub-Clause 10.1 the Collateral Agent may request the Assignor to collect the
Receivables for and on behalf of the Collateral Agent and in accordance with the
Collateral Agent's instruction. The Assignor shall promptly comply with such request.

10.6    If the Collateral Agent collects any Receivables pursuant to sub-Clause 10.4 hereof, it may take all measures and enter into all agreements with such debtors which it considers to be expedient. In particular, the Collateral Agent may grant discounts or indulgence to any debtors and/or enter into settlement agreements in relation to existing Receivables at any time.

10.7    Notwithstanding sub-Clause 10.4, the Collateral Agent may, in its sole discretion, determine which of several security interests (created under this or other security agreements) shall be used to satisfy the Obligations.

10.8    Given the non-accessory nature of this security, the Assignor has no defences of revocation and set-off and no defences based on defences any Grantor might have against the Obligations. The Collateral Agent is not required to proceed against or enforce any other rights or security before enforcing the security created hereunder.

10.9    The Assignor shall not at any time before, on or after an enforcement of the security created hereunder and as a result of the Assignor entering into this Agreement, be entitled to demand indemnification or compensation from any other Grantor or to assign any of these claims.

11.    LIMITATIONS ON ENFORCEMENT

11.1    The Collateral Agent shall be entitled to enforce the rights created under this
Agreement without limitation in respect of:

11.1.1  all and any amounts which are owed under the Credit Documents by the
Assignor itself or by any of its subsidiaries; and

11.1.2  all and any amounts which correspond to funds that have been borrowed or otherwise raised under the Credit Documents, in each case to the extent on-
lent, borrowed or otherwise passed on to, or issued for the benefit of, the
Assignor or any of its subsidiaries, or for the benefit of any of their creditors and in each case not repaid and outstanding from time to time

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(in aggregate, the "Unlimited Enforcement Amount").

11.2    Besides an enforcement in respect of the Unlimited Enforcement Amount applicable to the Assignor pursuant to Clause 11.1 above, the Collateral Agent shall not be entitled to enforce the rights created under this Agreement against the Assignor if and to the extent that:

11.2.1  the rights created under this Agreement secure the obligations of a Grantor which is (x) a shareholder of the Assignor or (y) an affiliated company
(verbundenes Unternehmen) within the meaning of section 15 of the German
Stock Corporation Act (Aktiengesetz) of a shareholder of the Assignor (other than the Assignor and its subsidiaries); and

11.2.2  the enforcement would have the effect of (x) reducing the Assignor's net assets
(Reinvermögen) (the "Net Assets") to an amount of less than its stated share capital (Stammkapital) or, if the Net Assets are already an amount of less than its stated share capital, of causing such amount to be further reduced and (y)
would thereby lead to a violation of the capital maintenance requirement as set out in Section 30 of the German Limited Liability Companies Act (Gesetz
betreffend die Gesellschaften mit beschränkter Haftung) provided that the amount of the stated share capital to be taken into consideration shall be the amount registered in the commercial register at the date hereof, and any increase of the stated share capital registered after the date of this Agreement shall only be taken into account if such increase has been effected with the prior written consent of the Administrative Agent.

11.3    The Net Assets shall be calculated as an amount equal to the sum of the values of the
Assignor's assets (consisting of all assets which correspond to the items set forth in section 266 sub-section(2) A, B and C of the German Commercial Code
(Handelsgesetzbuch) less the aggregate amount of the Assignor's liabilities (consisting of all liabilities and liability reserves which correspond to the items set forth in section
266 sub-section(3) B, C and D of the German Commercial Code), save that:

11.3.1  any asset that is shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of such asset and that is not necessary for the Assignor's business (nicht betriebsnotwendig) shall be taken into account with its market value;

11.3.2  obligations under loans provided to the Assignor by any member of the Group or any other affiliated company shall not be taken into account as liabilities as far as such loans are subordinated by law or by contract at least to the claims of the unsubordinated creditors of the Assignor; and

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11.3.3  obligations under loans or other contractual liabilities incurred by the Assignor in violation of the provisions of the Credit Documents shall not be taken into account as liabilities.

The Net Assets shall be determined in accordance with the generally accepted accounting principles applicable from time to time in Germany (Grundsätze ordnungsmäßiger Buchführung) and be based on the same principles that were applied by the Assignor in the preparation of its most recent annual balance sheet
(Jahresbilanz).

It being understood that the assets of the Assignor will be assessed at liquidation values (Liquidationswerte) if the managing directors of the Assignor at the time they prepare the Management Determination (as defined below) are, due to factual or legal circumstances at that time, in their opinion not able to make a positive prognosis as to whether the business of the Assignor can carry on as a going concern (positive
Fortführungsprognose), in particular when the security created under this Agreement is enforced.

11.4    The limitations set out in Clause 11.2 above shall only apply if and to the extent that:

11.4.1  without undue delay, but not later than within 5 business days, after receipt of a notification by the Collateral Agent of its intention to enforce any of the rights created under this Agreement (the "Notice"), the Assignor has confirmed in writing to the Collateral Agent (x) to what extent such rights are up-stream or cross-stream security as described in Clause 11.2 above and (y)
which amount of such up-stream or cross-stream security cannot be enforced as it would cause the Net Assets of the Assignor to fall below its stated share capital (taking into account the adjustments set out in Clause 11.3 above) and such confirmation is supported by evidence reasonably satisfactory to the
Collateral Agent (the "Management Determination") and the Collateral
Agent has not contested this and argued that no or a lesser amount would be necessary to maintain the Assignor's stated share capital; or

11.4.2  within 20 business days from the date the Collateral Agent has contested the
Management Determination, the Collateral Agent receives from the Assignor an up to date balance sheet prepared by a firm of auditors of international standard and reputation (the "Determining Auditors") which shows the value of the Assignor's Net Assets (the "Balance Sheet"). The Balance Sheet shall be prepared in accordance with the principles set out in Clause 11.3 above, provided that the final sentence of Clause 11.3 above shall not apply unless the Determining Auditors have in an independent assessment determined that the assets of the Assignor should be evaluated at liquidation values
(Liquidationswerte) in accordance with generally accepted accounting

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principles    applicable    from    time    to    time    in    Germany    (Grundsätze
ordnungsgemäßer Buchführung) and shall contain further information (in reasonable detail) relating to items to be adjusted pursuant to Clause 11.3 above. If the Assignor fails to deliver a Balance Sheet within the aforementioned time period, the Collateral Agent shall be entitled to enforce the rights created under this Agreement irrespective of the limitations set out in Clause 11.2 above.

11.5    If the Collateral Agent disagrees with the Balance Sheet, it shall be entitled to enforce the rights created under this Agreement up to the amount which, according to the
Balance Sheet, can be enforced in compliance with the limitations set out in Clause
11.2 above. In relation to any additional amounts for which the Assignor is liable under this Agreement, the Collateral Agent shall be entitled to further pursue their claims (if any) and the Assignor shall be entitled to prove that this amount is necessary for maintaining its stated share capital (calculated as of the date the
Collateral Agent has given notice of its intention to enforce the security created under this Agreement).

No reduction of the amount enforceable under this Clause 11 will prejudice the right of the Collateral Agent to continue enforcing the rights created under this Agreement
(subject always to the operation of the limitations set out above at the time of such enforcement) until full satisfaction to the claims secured.

12.    BOOKKEEPING AND DATA-PROCESSING

12.1    The Assignor hereby assigns to the Collateral Agent, who accepts such assignment, any right it has against any third party (in particular any bookkeeping firm or tax consultant) in respect of the return of any proof or documents which the Assignor has handed over to such third party and which are necessary to identify the Receivables.
The Collateral Agent will only make use of such right if an Enforcement Event has occurred and is continuing or if the Assignor has not complied with a request of the
Collateral Agent to provide lists of Receivables following the occurrence of an Event of Default which is continuing, or, as the case may be, an Enforcement Event which is continuing in accordance with Clause 5.1. The Assignor undertakes to instruct such third party to provide the Collateral Agent upon demand in accordance with the preceding sentence with such information, proof and documents which are necessary to check, assess or enforce the Receivables.

12.2    If an Enforcement Event has occurred and is continuing, the Assignor shall allow the
Collateral Agent access to any electronic data-processing system, including peripheral equipment, in which data concerning the Receivables or any part thereof have been stored. Moreover, the Assignor shall provide any assistance required to the Collateral
Agent (including by making software operators available). The Assignor hereby

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assigns to the Collateral Agent, who accepts such assignment, all its rights against any third party which handles the electronic processing of data concerning the
Receivables and undertakes to instruct such third party, upon a respective demand of the Collateral Agent if an Enforcement Event has occurred and is continuing, to handle the processing of data for the Collateral Agent as it did for the Assignor provided that the Assignor shall continue to be given access to any data it requires in its ordinary course of business.

12.3    The Collateral Agent authorises the Assignor to exercise the rights assigned to the
Collateral Agent pursuant to sub-Clause 12.1 and 12.2 above at all times if an
Enforcement Event is not continuing.

13.    UNDERTAKINGS OF THE ASSIGNOR

Unless otherwise permitted by the Principal Finance Documents, during the term of this Agreement, the Assignor undertakes to the Collateral Agent:

13.1    subject to Clause 9 of this Agreement, to refrain from any acts or omissions, the purpose or effect of which is or would be the material dilution of the value of the
Receivables or the Receivables ceasing to be assignable or subjecting any Receivable to any law other than German law other than in the Assignor's ordinary course of business;

13.2    to inform the Collateral Agent without undue delay in writing of any attachment
(Pfändung) over any of the Receivables or part thereof and any third parties bringing claims in respect of any of the Receivables or part thereof or any other measures which would impair or jeopardize the Collateral Agent's rights relating to any
Receivable or materially impair its value, such notice to be accompanied by any documents the Collateral Agent might need to defend itself against any claim by a third party. In the event of an attachment, the Assignor undertakes to forward to the
Collateral    Agent    without    undue    delay    a    copy    of    the    attachment    order
(Pfändungsbeschluss), any transfer order (Überweisungsbeschluss) and all other documents necessary or expedient for a defence against such attachment. The
Assignor shall inform the attaching creditor of the Collateral Agent's security interests without undue delay;

14.    POWER OF ATTORNEY

The Assignor, by way of security for its obligations under this Agreement, irrevocably appoints the Collateral Agent to be its attorney (Stellvertreter) (and the Collateral
Agent may delegate that power on such terms as it sees fit) to do anything which the
Assignor is required to do under this Agreement but has failed to do and to notify the debtors of the Receivables of the assignment of the Receivables in behalf of the
Assignor, provided that the debtors which are not debtors of Intercompany Loan

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Receivables may only be notified if an Enforcement Event has occurred and is continuing. For this purpose the Assignor relieves the Collateral Agent from the restrictions set out in Section 181 of the German Civil Code. The Collateral Agent
shall only make use of this authorisation in respect of any obligation of the Assignor under this Agreement which is required for the creation, perfection and enforcement of the security interest to be created hereunder, if the Assignor has not complied with such obligations imposed on the Assignor within 10 business days of being notified of such failure to comply (with a copy of such notice being sent to the Grantors' Agent)
and being requested to comply or if an Enforcement Event has occurred and is continuing. The Collateral Agent shall not be obliged to exercise the powers conferred upon it by the Assignor under this Clause 14 unless and until it shall have been (i)
instructed to do so in accordance with the Principal Finance Documents and (ii)
indemnified and/or secured and/or prefunded to its satisfaction.

15.    DELEGATION

The Collateral Agent shall have full power to delegate (either generally or specifically) the powers, authorities and discretions conferred on it by this Agreement
(including the power of attorney in Clause 14) on such terms and conditions as it shall see fit. The Collateral Agent shall only remain liable for diligently selecting and providing initial instructions to such delegate.

16.    INDEMNITY

To the extent set out in the First Lien Intercreditor Credit Agreement, the Assignor
shall, notwithstanding any release or discharge of all or any part of the security, indemnify the Collateral Agent, its agents its attorneys and any delegate against any action, proceeding, claims, losses, liabilities, damages, expenses, demands, taxes, losses and costs which it may sustain as a consequence of any breach by the Assignor of the provisions of this Agreement, the exercise or purported exercise of any of the rights and powers conferred on them by this Agreement or otherwise relating to the
Receivables.

17.    NO LIABILITY

Except to the extent provided in the Principal Finance Documents, none of the
Collateral Agent, its nominee(s) or agent(s) or delegate(s) shall be liable by reason of
(a) taking any action permitted by this Agreement or (b) any neglect or default in connection with the assets and rights subject to the security interest created hereunder, save in respect of any loss or damage which is suffered as a result of wilful misconduct (Vorsatz) or gross negligence (grobe Fahrlässigkeit) by the Collateral
Agent, its nominee(s) or agent(s) or delegate(s), or (c) the enforcement or realisation of all or any part of the security interest created hereunder.

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18.    DURATION AND INDEPENDENCE

18.1    This Agreement shall create a continuing security and no change, amendment, or supplement whatsoever in the Credit Documents or in any document or agreement relating to any of the Credit Documents shall affect the validity or the scope of this
Agreement nor the obligations which are imposed on the Assignor pursuant to it.

18.2    This Agreement is independent from any other security or guarantee which may have been or will be given to the Secured Parties or the Collateral Agent. None of such other security shall prejudice, or shall be prejudiced by, or shall be merged in any way with this Agreement.

18.3    Waiving Section 418 of the German Civil Code (applied by analogy), the Assignor hereby agrees that the security created hereunder shall not be affected by any transfer or assumption of the Obligations to, or by, any third party.

19.    RELEASE OF SECURITY (SICHERHEITENFREIGABE)

19.1    Upon complete and irrevocable satisfaction of the Obligations, the Collateral Agent
(as instructed in accordance with the First Lien Intercreditor Agreement) will as soon as reasonably practicable, at the cost and expense of the Assignor, reassign to the
Assignor the Receivables and reassign the rights assigned to it pursuant to sub-
Clause 12.1 and 12.2, and surrender the excess proceeds, if any, resulting from any realisation thereof. The Collateral Agent will, however, transfer any Receivable or excess proceeds to a third person if so required by law.

19.2    At any time when the total value of the aggregate security granted by the Assignor and the other Grantor to secure the Obligations (the "Security"), which can be expected to be realised in the event of an enforcement of the Security (realisierbarer
Wert) exceeds 110% of the Obligations (the "Limit"), the Collateral Agent shall on demand of the Assignor release such part of the Security (Sicherheitenfreigabe) as the
Collateral Agent may in its reasonable discretion (as instructed in accordance with the
First Lien Intercreditor Agreement) determine so as to reduce the realisable value of the Security to the Limit.

19.3    The Collateral Agent (as instructed in accordance with the First Lien Intercreditor
Agreement) will as soon as reasonably practicable declare in writing the release of the security created hereunder and reassign the Receivables to the Assignor in accordance with, and to the extent required by, the Intercreditor Arrangements.

20.    PARTIAL INVALIDITY; WAIVER

20.1    If at any time, any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, such provision shall,

19245-3-4551-v4.0    - 23 -    70-40145101

as to such jurisdiction, be ineffective to the extent necessary without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof or of such provisions in any other jurisdiction. The invalid, illegal, or unenforceable provision shall be deemed replaced with a valid, legal or enforceable provision which comes as close as possible to the original intent of the parties and the invalid, illegal or unenforceable provision. Should a gap (Regelungslücke) become evident in this
Agreement, such gap shall, without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof, be deemed to be filled with such provision as comes as close as possible to the original intent of the parties.

20.2    No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

21.    AMENDMENTS

Changes and amendments to this Agreement including this Clause 21 shall be made in writing.

22.    NOTICES AND THEIR LANGUAGE

22.1    All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

For the Assignor:    Closure    Systems    International    Machinery
(Germany) GmbH

Address:    Mainzer Straße 187
67547 Worms

Fax:    +49 6241 / 4001 – 850

Attention:    Managing Directors
(Geschäftsführung)

For the Assignor with a copy to:

Address:    c/o Rank Group Limited
Level 9

19245-3-4551-v4.0    - 24 -    70-40145101

Telephone:

148 Quay Street
PO Box 3515
Auckland 1140
New Zealand

+649 3666259

Fax:    +649 3666 263

Attention:    Helen Golding

For the Collateral Agent:    The Bank of New York Mellon

Address:

Telephone:

101 Barclay Street, 4E

New York, NY 10286

The United States of

America

+212 298 1528

Fax:    +212 815 5366

Attention:    International Corporate Trust

22.2    Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. As agreed to in writing in accordance with the First Lien Intercreditor Agreement, notices and other communications hereunder may also be delivered by e-mail to the e-mail address of a representative of the applicable party to this Agreement provided from time to time by such party.

22.3    All notices and other communications given to any party in connection with this
Agreement in accordance with the provisions of this Agreement shall be deemed
(widerlegbare Vermutung) received on the date sent (if a business day) and on the next business day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by fax or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly

19245-3-4551-v4.0    - 25 -    70-40145101

addressed) to such party as provided in this Clause 22 or in accordance with the latest unrevoked direction from such party given in accordance with this Clause 22.

22.4    Any notice or other communication under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

23.    APPLICABLE LAW; JURISDICTION

23.1    This Agreement is governed by the laws of the Federal Republic of Germany. The laws of the Federal Republic of Germany shall apply irrespective of the law governing any Receivable, including when a Receivable is governed by a law other than that of the Federal Republic of Germany.

23.2    The place of jurisdiction for any and all disputes arising under or in connection with this Agreement shall be the courts in Frankfurt am Main. The Collateral Agent, however, shall also be entitled to take action against the Assignor in any other court of competent jurisdiction. Further, the taking of proceedings against the Assignor in any one or more jurisdictions shall not preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

24.    CONCLUSION OF THE AGREEMENT (VERTRAGSSCHLUSS)

24.1    The parties to this Agreement may choose to conclude this Agreement by an exchange of signed signature page(s), transmitted by any means of telecommunication
(telekommunikative Übermittlung) such as by way of fax or electronic photocopy.

24.2    If the parties to this Agreement choose to conclude this Agreement pursuant to sub-
Clause 24.1 above, they will transmit the signed signature page(s) of this Agreement
to    attention    of    Isabel    van    Bremen    or    Axel    Schlieter
(isabel.vanbremen@cliffordchance.com or axel.schlieter@cliffordchance.com, fax:
+49 211 43 55 5600) (each a "Recipient"). The Agreement will be considered concluded once any of the Recipients has actually received the signed signature page(s) (Zugang der Unterschriftsseite(n)) from all parties to this Agreement and at the time of the receipt of the last outstanding signature page(s).

24.3    For the purposes of this Clause 24 only, the parties to this Agreement appoint each
Recipient as their attorney (Empfangsvertreter) and expressly allow (gestatten) each
Recipient to collect the signed signature page(s) from all and for all parties to this
Agreement. For the avoidance of doubt, each Recipient will have no further duties connected with its position as Recipient. In particular, each Recipient may assume the conformity to the authentic original(s) of the signature page(s) transmitted to it by

19245-3-4551-v4.0    - 26 -    70-40145101

means of telecommunication, the genuineness of all signatures on the original signature page(s) and the signing authority of the signatories.

19245-3-4551-v4.0    - 27 -    70-40145101

SCHEDULE 1
LIST OF CURRENT BORROWERS AND CURRENT GUARANTORS

PART 1
LIST OF CURRENT BORROWERS

SIG Euro Holding AG & Co. KGaA

Closure Systems International Holdings Inc.

Closure Systems International B.V.

Reynolds Consumer Products Holdings LLC

Reynolds Group Holdings Inc.

Pactiv LLC

Beverage Packaging Holdings (Luxembourg) III S.à r.l.

Evergreen Packaging Inc.

Reynolds Consumer Products Inc.

PART 2
LIST OF CURRENT GUARANTORS, CURRENT OCTOBER 2010 SECURED
NOTES GUARANTORS, CURRENT FEBRUARY 2011 SECURED NOTES
GUARANTORS, CURRENT AUGUST 2011 SECURED NOTES GUARANTORS
AND CURRENT SEPTEMBER 2012 SECURED NOTES GUARANTORS

SIG Austria Holding GmbH

SIG Combibloc GmbH

SIG Combibloc GmbH & Co. KG

Closure Systems International (Brazil) Sistemas de Vedação Ltda.

SIG Beverages Brasil Ltda

SIG Combibloc do Brasil Ltda

Evergreen Packaging Canada Limited

Pactiv Canada Inc.

Omni-Pac Ekco GmbH Verpackungsmittel

Omni-Pac GmbH Verpackungsmittel

Pactiv Deutschland Holdinggesellschaft mbH

19245-3-4551-v4.0    - 28 -    70-40145101

SIG Combibloc GmbH

SIG Combibloc Holding GmbH

SIG Combibloc Systems GmbH

SIG Combibloc Zerspanungstechnik GmbH

SIG Euro Holding AG & Co. KGaA

SIG Information Technology GmbH

SIG International Services GmbH

SIG Beteiligungs GmbH

Beverage Packaging Holdings (Luxembourg) I S.A.

Beverage Packaging Holdings (Luxembourg) II S.A.

Beverage Packaging Holdings (Luxembourg) III S.à r.l.

Evergreen Packaging (Luxembourg) S.à r.l.

Reynolds Group Issuer (Luxembourg) S.A.

Beverage Packaging Holdings (Luxembourg) IV S.à r.l.

Beverage Packaging Holdings (Luxembourg) V S.A.

Beverage Packaging Holdings (Luxembourg) VI S.à r.l.

CSI en Ensenada, S. de R.L. de C.V.

CSI en Saltillo, S. de R.L. de C.V.

CSI Tecniservicio, S. de R.L. de C.V.

Grupo CSI de Mexico, S. de R.L. de C.V.

Reynolds Metals Company de Mexico, S. de R.L. de CV

Pactiv Foodservice México, S. de R.L. de C.V.

Grupo Corporativo Jaguar S.A. de C.V.

Servicios Industriales Jaguar, S.A. de C.V.

Servicio Terrestre Jaguar, S.A. de C.V.

Pactiv Mexico S. de R.L. de C.V.

Closure Systems International B.V.

19245-3-4551-v4.0    - 29 -    70-40145101

Evergreen Packaging International B.V.

Reynolds Packaging International B.V.

Reynolds Group Holdings Limited

Whakatane Mill Limited

SIG allCap AG

SIG Combibloc Group AG

SIG Combibloc Procurement AG

SIG Combibloc (Schweiz) AG

SIG Schweizerische Industrie-Gesellschaft AG

SIG Technology AG

SIG Combibloc Ltd.

Graham Packaging PX Company

Graham Packaging PX, LLC

Bakers Choice Products, Inc.

BCP/ Graham Holdings L.L.C.

Beverage Packaging Holdings II Issuer Inc.

Blue Ridge Holding Corp.

Blue Ridge Paper Products Inc.

Closure Systems International Americas, Inc.

Closure Systems International Holdings Inc.

Closure Systems International Inc.

Closure Systems International Packaging Machinery Inc.

Closure Systems Mexico Holdings LLC

CSI Mexico LLC

CSI Sales & Technical Services Inc.

Evergreen Packaging Inc.

GPACSUB LLC

19245-3-4551-v4.0    - 30 -    70-40145101

GPC Capital Corp. I

GPC Capital Corp. II

GPC Holdings LLC

GPC OPCO GP LLC

GPC SUB GP LLC

Graham Packaging Acquisition Corp.

Graham Packaging Company, Inc.

Graham Packaging Company, L.P.

Graham Packaging LC, L.P.

Graham Packaging LP Acquisition LLC

Graham Packaging PET Technologies Inc.

Graham Packaging Plastic Products Inc.

Graham Packaging PX Holding Corporation

Graham Packaging Regioplast STS Inc.

Graham Packaging GP Acquisition LLC

Pactiv LLC

Pactiv Germany Holdings Inc.

Pactiv International Holdings Inc.

Pactiv Management Company LLC

PCA West Inc.

Pactiv Packaging Inc.

RenPac Holdings Inc.

Reynolds Consumer Products Holdings LLC.

Reynolds Presto Products Inc.

Reynolds Consumer Products Inc.

Reynolds Group Holdings Inc.

Reynolds Group Issuer Inc.

19245-3-4551-v4.0    - 31 -    70-40145101

Reynolds Group Issuer LLC

Reynolds Manufacturing, Inc.

Reynolds Services Inc.

SIG Combibloc Inc.

SIG Holding USA, LLC

Spirit Foodservice Products, Inc.

Spirit Foodservice, Inc.

Master Containers, Inc.

Southern Plastics, Inc.

BRPP, LLC

Graham Packaging Minster LLC

Graham Packaging Holdings Company

Graham Recycling Company, L.P.

Graham Packaging West Jordan, LLC.

19245-3-4551-v4.0    - 32 -    70-40145101

SCHEDULE 2
LIST OF COLLECTION ARRANGEMENT RECEIVABLES

[currently none]

19245-3-4551-v4.0    - 33 -    70-40145101

SCHEDULE 3
LIST OF CURRENT ACCOUNT RECEIVABLES

[currently none]

19245-3-4551-v4.0    - 34 -    70-40145101

Invoice Sum of Acctd Amount Due Currency Remaining Code
Customer Name	Customer Number	Postal Code	City	Address1	Address2	Country	Due Date	Trx Grand Number EUR USD Total
AL JOMAIH BOTTLING PLANTS	126164	11411	RIYADH	A BRANCH OF AL JOMAIH HOLDING CO.	P.O. BOX 210 - AL EHSA ST. - MALAZ AREA	SA	14-Feb-2014	114300047 18.149,71 18.149,71
							01-Mrz-2014	114300121 334,30 334,30
AL JOMAIH BOTTLING PLANTS Total 18.484,01 18.484,01
ARDEY QUELLE GMBH UND CO KG	127827	47179	DUISBURG WALSUM	VERWALTUNG	ROEMERSTRASSE 109	DE	19-Feb-2014	114300058 935,22 935,22
ARDEY QUELLE GMBH UND CO KG Total 935,22 935,22
BAD DUERRHEIMER MINERALBRUNNEN	139079	78073	BAD DUERRHEIM	GMBH UND CO KG HEILBRUNNEN	SEESTRASSE 11	DE	26-Jun-2013	113300730 2.481,94 2.481,94
BAD DUERRHEIMER MINERALBRUNNEN Total 2.481,94 2.481,94
BECKERS BESTER GMBH	113398	37176	NÖRTEN- HARDENBERG	OBERE DORFSTRAßE 42	(blank)	DE	06-Mrz-2014	114300056 4.257,23 4.257,23
BECKERS BESTER GMBH Total 4.257,23 4.257,23
BEVTECH ENGINEERING SERVICES Ltd.	251681	(blank)	WANCHAI, HONGKONG	19 F., No. 3 LOCKHART ROAD	(blank)	CN	06-Sep-2012	112301198 1.200,00 1.200,00
BEVTECH ENGINEERING SERVICES Ltd. Total 1.200,00 1.200,00
BONTE SA	127531	9674	NOCHER	WELSCHEEDGEN 20	(blank)	LU	15-Jan-2014	113301337 41,71 41,71
							13-Feb-2014	113301450 1.875,21 1.875,21
							19-Feb-2014	113301478 3.370,79 3.370,79
							20-Apr-2014	114300057 2.736,30 2.736,30
BONTE SA Total 8.024,01 8.024,01
BROTHERS DRINKS CO LTD	169699	BA4 5BY	SHEPTON MALLET, SOMERSET	ANGLO TRADING ESTATE SHAFTGATE AVENUE	(blank)	GB	31-Jan-2014	114300029 8.123,10 8.123,10
							19-Feb-2014	114300060 9.871,90 9.871,90
BROTHERS DRINKS CO LTD Total 17.995,00 17.995,00
BUCHHOLZER KELTEREI	127448	13127	BERLIN-BUCHHOLZ	BREITBARTH GMBH & CO	TRIFTSTRASSE 6	DE	27-Jan-2014	114300098 15,59 15,59

SCHEDULE 4
LIST OF CUSTOMER RECEIVABLES

19245-3-4551-v4.0    - 35 -    70-40145101
BUCHHOLZER KELTEREI Total                                                                                                                                            15,59                 15,59

LOSURE    SYSTEMS
INTERNATIONAL (GUANGZHOU)
LIMITED    228446    510530 GUANGZHOU

No. 30, DONGZHONG ROAD, BUILDING
2                                 (CR Number): 4401240538     CN      19-Feb-2014 114300055   1.542,80           1.542,80
23-Feb-2014 114300090   3.110,62           3.110,62
114300091      0,56              0,56
26-Feb-2014 114300096   1.279,97           1.279,97
114300097    363,95            363,95
01-Mrz-2014 114300118   1.187,20           1.187,20

CLOSURE    SYSTEMS    INTERNATIONAL
(GUANGZHOU) LIMITED Total    7.485,10    7.485,10

CLOSURE    SYSTEMS

RANDOLPH, NEW

INTERNATIONAL INC.    127501    (blank) YORK, 14772-1216    26 CENTER STREET    TAX ID # 25-1533420-RA    US    07-Feb-2014 114300015    4,39      4,39
08-Feb-2014 114300021    220,67    220,67
114300022    271,81    271,81
114300023    77,73      77,73
12-Feb-2014 114300031    669,95      669,95
13-Feb-2014 114300037    4,35    4,35
114300041    61,83      61,83
21-Feb-2014 114300082    160,88      160,88
01-Mrz-2014 114300114    121,36    121,36
114300115    31,19      31,19
02-Mrz-2014 114300126       1.848,56    1.848,56
CLOSURE    SYSTEMS
INTERNATIONAL INC. Total    3.472,72    3.472,72
COCA    COLA    ENTERPRISES
BELGIUM BVBA     112998    9000    GENT    ZWIJNAARDSESTEENVEG 811    (blank)    BE    30-Nov-2013 113301328    1.582,98    1.582,98
COCA    COLA    ENTERPRISES
BELGIUM BVBA Total    1.582,98    1.582,98
COCA COLA ICECEK A.S.    127491    (blank) UMRANIYE-ISTANBUL Esenkent Mah. Denizfeneri Sok. No:4    (blank)    TR    26-Feb-2014 114300095    2.875,95    2.875,95
01-Mrz-2014 114300116    3.373,50    3.373,50
COCA COLA ICECEK A.S. Total    6.249,45    6.249,45

19245-3-4551-v4.0    - 36 -    70-40145101

COCA-COLA
ERFRISCHUNGSGETRAENKE AG    127431    13057    BERLIN    ZENTRALE RECHNUNGSPRÜFUNG

HOHENSCHOENHAUSER
STRASSE 51                 DE       07-Jan-2012 111301867   6.402,20           6.402,20
12-Jan-2012 111301884    249,38            249,38
21-Sep-2013 113301118    269,68            269,68
18-Jan-2014 113301620   3.616,40           3.616,40
113301621   3.274,35           3.274,35
113301622   5.938,28           5.938,28
07-Feb-2014 114300013  10.977,26          10.977,26
114300016   1.872,11           1.872,11
16-Feb-2014 114300052    499,82            499,82
21-Feb-2014 114300083   2.670,24           2.670,24
23-Feb-2014 114300092   1.822,60           1.822,60
26-Feb-2014 114300099   1.372,19           1.372,19
01-Mrz-2014 114300119   2.795,68           2.795,68

COCA-COLA
ERFRISCHUNGSGETRAENKE AG
Total    41.760,19    41.760,19
COCA-COLA    HBC    CESKA
REPUBLIKA SRO    127653    198 21 PRAHA 9 - Kyje    CESKOBRODSKA 1329    (blank)    CZ    09-Jan-2014 214300000    -334,50    -334,50
07-Feb-2014 114300011    334,50    334,50
12-Feb-2014 114300034    3.995,64    3.995,64
COCA-COLA    HBC    CESKA
REPUBLIKA SRO Total    3.995,64    3.995,64
P.O.

CSI CLOSURE SYSTEMS MFG
CA,SRL    134535

1814-
7050   CARTAGO           PARQUE INDUSTRIAL ZETA            BODEGA 54                 CR       15-Feb-2014 114300048   1.836,85           1.836,85
21-Feb-2014 114300081   3.225,10           3.225,10

CSI CLOSURE SYSTEMS MFG
CA,SRL Total    5.061,95    5.061,95
329-

CSI CLOSURES JAPAN     127999

0114   TOCHIGI JAPAN      148 NOGI-MACHI SHIMOTSUGA-GUN    (blank)                     JP       20-Feb-2014 114300070    682,71            682,71

CSI CLOSURES JAPAN Total    682,71    682,71

CSI ESPANA SLU    217684

E
08798

SANT CUGAT
SESAGARRIGUES     C CAMI DE LA MASIA 1

POLIGON   INDUSTRIAL   LA
MASIA                     ES       20-Feb-2014 114300069    983,35            983,35

28-Feb-2014 114300106    680,48    680,48
114300107    4.800,00    4.800,00
CSI ESPANA SLU Total    6.463,83    6.463,83

CSI    INTERNATIONAL
(PHILIPPINES) INC.    127363    4027    LAGUNA

LOT B2-6, CARMELRAY / INDUSTRIAL
PARK II                            BARANGAY, TULO, CALAMBA  PH      22-Mrz-2014 114300071    840,66            840,66
25-Mrz-2014 114300089    216,86            216,86
30-Mrz-2014 114300108   2.208,03           2.208,03

CSI    INTERNATIONAL
(PHILIPPINES) INC. Total    3.265,55    3.265,55

19245-3-4551-v4.0    - 37 -    70-40145101

CSI VOSTOK LLC    105921    142380 MOSCOW OBL.

ESTATE 1,5th KM of STOLBOVAYA-
TROITSKOYE                        LYUBUCHANSKOYE VIL.        RU      17-Feb-2014 113301627  17.083,50          17.083,50

113301628    5.327,77    5.327,77
113301629    4.889,76    4.889,76
CSI VOSTOK LLC Total    27.301,03    27.301,03

CUSUMANO    SRL    SOCIETA
AGRICOLA        207654    90047    PARTINICO    CUSUMANO SRL

VIA BISACCIA CONTRADA SAN
CARLO                     IT       09-Feb-2014 114300027    707,91            707,91

CUSUMANO    SRL    SOCIETA
AGRICOLA Total    707,91    707,91
D UND D TRADING GMBH     220721    42859    REMSCHEID    BERGHAUSER STRASSE 62    (blank)    DE    21-Mrz-2014 114300061    2.307,44    2.307,44
D UND D TRADING GMBH Total    2.307,44    2.307,44
DESKA    IMEX    DR    SCHMITZ
GMBH    127341    28329    BREMEN    KURFURSTENALLEE53    (blank)    DE    23-Feb-2014 114300093    16.189,72    16.189,72
28-Feb-2014 114300110    765,42    765,42
DESKA    IMEX    DR    SCHMITZ
GMBH Total    16.955,14    16.955,14

ECKERTS    WACHOLDER
BRENNEREI GMBH     152638

D-
66636  THOLEY/SAAR       TRIERER STRASSE 59                 (blank)                     DE      11-Feb-2014 114300105    152,02            152,02

ECKERTS    WACHOLDER
BRENNEREI GMBH Total    152,02    152,02
ECKES-GRANINI FINLAND OY AB 127651    20101    TURKU    PL 411    (blank)    FI    23-Feb-2014 114300094    4.095,55    4.095,55
ECKES-GRANINI FINLAND OY AB
Total    4.095,55    4.095,55

ENSINGER    MINERAL
HEILQUELLEN GMBH     127865    71665

VAIHINGEN-
ENSINGEN          HORRHEIMER STRASSE 28-36          (blank)                     DE      19-Feb-2014 114300059   5.909,23           5.909,23

ENSINGER    MINERAL
HEILQUELLEN GMBH Total    5.909,23    5.909,23
ERKRATHER QUELLEN GMBH        127875    40699    ERKRATH    MAX-PLANCK-STR 21    (blank)    DE    21-Feb-2014 114300085    2.166,21    2.166,21
ERKRATHER QUELLEN GMBH
Total    2.166,21    2.166,21
FRANKFURTER    BRAUHAUS
GMBH     178239     15234    FRANKFURT/ODER    LEBUSER CHAUSSEE 3    (blank)    DE    26-Feb-2014 114300101    13.978,41    13.978,41
FRANKFURTER    BRAUHAUS
GMBH Total    13.978,41    13.978,41
FREISTAEDTER    BIER
BRAUCOMMUNE FREISTADT     181818    4240    FREISTADT    BRAUHAUSSTR. 2    (blank)    AT    20-Feb-2014 114300068    2.383,75    2.383,75
FREISTAEDTER    BIER
BRAUCOMMUNE    FREISTADT
Total    2.383,75    2.383,75
GENTRA    ENGINEERING
TRADING CO LTD     127540    10595    TAIPEI    3F-7, NO. 1, FU HSING N. ROAD    (blank)    TW    07-Feb-2014 114300018    3.275,90    3.275,90
GENTRA    ENGINEERING
TRADING CO LTD Total    3.275,90    3.275,90
GOS VERPACKUNGSANLAGEN     127333    91096    MOEHRENDORF    AMSELWEG 23A    (blank)    DE    06-Sep-2013 113301045    101,06    101,06
GOS    VERPACKUNGSANLAGEN
Total    101,06    101,06

19245-3-4551-v4.0    - 38 -    70-40145101

GRONINGER UND CO GMBH     210755

D
74564  CRAILSHEIM         HOFAECKERSTRASSE 9                (blank)                     DE      27-Feb-2014 114300103     70,83             70,83

GRONINGER UND CO GMBH
Total    70,83    70,83
GSC    GUENTER    SPATZ
CONSULTING     250686    67547    WORMS    KLOSTERSTRASSE 30-32    (blank)    DE    26-Sep-2012 112301245    20.646,03    20.646,03
GSC    GUENTER    SPATZ
CONSULTING Total    20.646,03    20.646,03
H. N INTERNATIONAL        251176    10290    SRI LANKA    #358 1/3 JAYAMAHAL BUILDING    PEPILIYANA BORALESGAMUWA LK    14-Dez-2011 211300162    -40,00    -40,00
H. N INTERNATIONAL Total    -40,00    -40,00
LAMPERTHEIM    -

HEAT TECH INDUCTION GMBH    206504    68623

HOFHEIM           BENSHEIMER STRASSE 8              (blank)                     DE      20-Feb-2014 114300077    345,58            345,58
02-Mrz-2014 114300123   2.464,49           2.464,49

HEAT TECH INDUCTION GMBH
Total    2.810,07    2.810,07
HEINEKEN ESPANA     182161     41007    SEVILLA    AVDA ANDALUCIA 1    APDO CORREOS 13240    ES    07-Dez-2011 111301671    1.587,24    1.587,24
HEINEKEN ESPANA Total    1.587,24    1.587,24
HEINRICH EGERER BRAUEREI        127873    94431    PILSTING    DACHINGER STR 27    (blank)    DE    13-Feb-2014 114300039    2.975,00    2.975,00
HEINRICH    EGERER    BRAUEREI
Total    2.975,00    2.975,00
PH4

HIGHLAND SPRING LTD    125055

1QA   AUCHTERARDER     STIRLING STREET                    BLACKFORD                 GB      07-Dez-2013 113301428   2.278,16           2.278,16

15-Jan-2014 113301578    564,81    564,81
HIGHLAND SPRING LTD Total    2.842,97    2.842,97
INDUSTRIAL    ELECTRONIC    J
BENOEHR     207683    96317    KRONACH    SIECHENANGERSTR 11    (blank)    DE    19-Dez-2012 212300124    -99,37    -99,37
INDUSTRIAL    ELECTRONIC    J
BENOEHR Total    -99,37    -99,37
INNOVATIVE    KELLEREI    UND

INNOKETEC        253231    76877    OFFENBACH

ABFüLLTECHNOLOGIE                IM SCHLANGENGARTEN 16     DE       17-Jan-2014 114300050     17,85             17,85

INNOKETEC Total    17,85    17,85
JIANGSU    NEWAMSTAR
PACKAGING    220480    215618 ZHANGJIAGANG    MACHINERY CO., LTD.    1# EAST XINJING ROAD    CN    28-Jul-2011 111300671    11.300,00    11.300,00
23-Feb-2012 111301776    11.150,00    11.150,00
20-Apr-2012 212300036    -2.402,75    -2.402,75
JIANGSU    NEWAMSTAR
PACKAGING Total    20.047,25    20.047,25
GABLER-SALITER

JM GABLER-SALITER     127361     .

OBERGUNZBURG     KEMPTENER STRASSE 6-8             OBERGUNZBURG             DE      28-Feb-2014 114300111   2.038,83           2.038,83

JM GABLER-SALITER Total    2.038,83    2.038,83
INNICHEN    BZ

KAISERWASSER GMBH     127490     39038

SUEDTIROL         VIA PIZACH 7                       (blank)                     IT       16-Feb-2014 113301603    194,97            194,97

KAISERWASSER GMBH Total    194,97    194,97
KHS ASIA PTE LTD     127836     199597 SINGAPORE     371 BEACH ROAD     #25-08 KEYPOINT        SG    09-Feb-2014 114300024    316,74    316,74
KHS ASIA PTE LTD Total    316,74    316,74

19245-3-4551-v4.0    - 39 -    70-40145101

KHS GMBH    127833    44143    DORTMUND    JUCHOSTR 20    (blank)    DE    28-Apr-2013 112301411    17.136,00    17.136,00
06-Jul-2013 113300779    192,78    192,78
07-Nov-2013 113301304    499,80    499,80
29-Nov-2013 113301390    566,92    566,92
17-Jan-2014 113301617    89,25    89,25
20-Feb-2014 114300067    5.605,87    5.605,87
02-Mrz-2014 114300127    12.127,29    12.127,29
KHS GMBH Total    36.217,91    36.217,91
TULLAMARINE,

KHS PACIFIC PTY LTD     127811    3043

VICTORIA           P.O. BOX 378                       1-3 FREIGHT ROAD           AU      16-Feb-2014 114300051   1.019,60           1.019,60

KHS PACIFIC PTY LTD Total    1.019,60    1.019,60
KHS SKANDINAVIEN APS    127705    2620    ALBERTSLUND    EGEPARKEN    HERSTEDØSTERVEJ 27-29, D2    DK    22-Feb-2014 114300088    812,10    812,10
28-Feb-2014 114300112    810,10    810,10
KHS SKANDINAVIEN APS Total    1.622,20    1.622,20

KRONES AG    127780    93073    NEUTRAUBLING    BÖHMERWALDSTR. 5    (blank)    DE    19-Feb-2014 114300064    8.300,00    8.300,00
20-Feb-2014 114300075    1.297,97    1.297,97
114300076    1.149,25    1.149,25
01-Mrz-2014 114300120    21.398,58    21.398,58
KRONES AG Total    32.145,80    32.145,80
09950- DIADEMA    -    SÄO

KRONES DO BRASIL LTDA        251161

370

PAULO             AV. PRESIDENTE JUSCELINO,           1140 - (PIRAPORINHA)        BR      11-Sep-2013 113301071     95,00             95,00

KRONES DO BRASIL LTDA Total    95,00    95,00
138-

KRONES KOREA LTD    127612

220    SEOUL             6FL. SEOIL BUILDING                 222 JAMSIL-DONG            KR       18-Jan-2014 113301630   1.944,46           1.944,46

05-Feb-2014 114300004    10.420,90    10.420,90
KRONES KOREA LTD Total    12.365,36    12.365,36
LABERTALER    HEIL    U
MINERALQUELLEN     112742    84069    SCHIERLING    GETRAENKE HAUSLER GMBH    SEBASTIAN-HAUSLER-STR    DE    06-Jun-2012 112300690    1.859,26    1.859,26
LABERTALER    HEIL    U
MINERALQUELLEN Total    1.859,26    1.859,26
M KEMPF GMBH    127786    68519    VIERNHEIM    ZEPPELINSTR 8    (blank)    DE    23-Jan-2014 114300035    36,30    36,30
114300036    206,50    206,50
01-Feb-2014 114300084    358,43    358,43
06-Feb-2014 114300102    737,60    737,60
07-Feb-2014 114300104    358,43    358,43
M KEMPF GMBH Total    1.697,26    1.697,26
MAHMOOD SAEED BEVERAGE
INDUSTRY LLC     250221    22426    JEDDAH    INDUSTRIAL AREA PHASE 3    PO BOX 8877    SA    25-Jul-2012 212300068    -5.878,09    -5.878,09
MAHMOOD SAEED BEVERAGE
INDUSTRY LLC Total    -5.878,09    -5.878,09

19245-3-4551-v4.0    - 40 -    70-40145101

MS TRADE CONCEPT BAVARIA
WEST     223478    67300    SCHILTIGHEIM    11 RUE DE LA HAYE    (blank)    FR    17-Mrz-2014 114300049    2.004,55    2.004,55
MS TRADE CONCEPT BAVARIA
WEST Total    2.004,55    2.004,55

NESTLE WATERS DEUTSCHLAND
GmbH    178559    55130    MAINZ    NESTLE WATERS DEUTSCHLAND GmbH

WILHELM THEODOR RÖMHELD
STR.22                     DE       18-Apr-2013 213300046  -1.445,14          -1.445,14
08-Jan-2014 113301556     15,59             15,59
28-Feb-2014 114300113   3.592,32           3.592,32
02-Mrz-2014 114300125  27.039,33          27.039,33

NESTLE WATERS DEUTSCHLAND
GmbH Total    29.202,10    29.202,10
NOORD LIMBURG DISTRIBUTIE
CENTER NV     207808     3950    BOCHOLT    N.L.D.C. N.V.    KETTINGBRUGWEG 34    BE    19-Dez-2013 113301461    1.238,25    1.238,25
NOORD LIMBURG DISTRIBUTIE
CENTER NV Total    1.238,25    1.238,25
OPTIMA PHARMA GMBH    127530    74523    SCHWAEBISCH HALL    OTTO HAHN STRASSE 1    (blank)    DE    20-Feb-2014 114300073    11.147,07    11.147,07
28-Feb-2014 114300109    10.810,09    10.810,09
02-Mrz-2014 114300124    6.031,54    6.031,54
OPTIMA PHARMA GMBH Total    27.988,70    27.988,70
OSOTSPA CO LTD     139759    10240    BANGKOK    348 RAMKHAMHAENG ROAD    HUAMAK, BANGKAPI    TH    01-Feb-2014 113301613    19.508,73    19.508,73
OSOTSPA CO LTD Total    19.508,73    19.508,73
PAGO INTERNATIONAL GMBH    251956    9020    KLAGENFURT    SCHRÖDINGERSTRASSE 61    (blank)    AT    26-Dez-2013 113301502    547,10    547,10
28-Dez-2013 113301509    235,60    235,60
07-Feb-2014 114300014    1.222,50    1.222,50
PAGO INTERNATIONAL GMBH
Total    2.005,20    2.005,20
PROCME GMBH     182479    55545    BAD KREUZNACH    GRETE-SCHICKEDANZ STR 6    (blank)    DE    26-Okt-2014 112301531    28.560,00    28.560,00
PROCME GMBH Total    28.560,00    28.560,00
RAPPS KELTEREI GMBH     127656    61184    KARBEN    POSTFACH 1124    (blank)    DE    22-Jul-2011 211300087    -78,54    -78,54
RAPPS KELTEREI GMBH Total    -78,54    -78,54
6026

REFRESCO BENELUX B.V.    127386

ZG     MAARHEEZE        POSTBUS 2603                      (blank)                     NL      07-Mrz-2014 114300000   7.975,36           7.975,36

24-Mrz-2014 114300087    5.177,20    5.177,20
REFRESCO BENELUX B.V. Total    13.152,56    13.152,56
RIHA WESERGOLD GETRÄNKE
GMBH&CO. KG     251906     31737    RINTELN - EXTEN    BEHRENSTR. 44 - 64    BETRIEBSSTÄTTE RINTELN    DE    08-Feb-2014 114300019    228,84    228,84
RIHA WESERGOLD GETRÄNKE
GMBH&CO. KG Total    228,84    228,84
RINGFEDER    POWER
TRANSMISSION     252871    64823    GROSS-UMSTADT    WERNER-HEISENBERG-STRASSE 18    (blank)    DE    21-Feb-2014 114300079    1.516,06    1.516,06
RINGFEDER    POWER
TRANSMISSION Total    1.516,06    1.516,06

19245-3-4551-v4.0    - 41 -    70-40145101

RINGNES AS    138137    N-0307 OSLO    PO BOX 7152 MAJORSTUEN    (blank)    NO    24-Jan-2014 113301497    12.761,52    12.761,52
28-Jan-2014 113301520    933,46    933,46
16-Feb-2014 113301605    3.209,96    3.209,96
16-Mrz-2014 114300046    10.508,40    10.508,40
23-Mrz-2014 114300080    7.063,71    7.063,71
RINGNES AS Total    34.477,05    34.477,05
ROMINA    MINERALBRUNNEN
GMBH     127727     72768    REUTLINGEN    GERMANENSTR 21    (blank)    DE    24-Jul-2013 113300858    337,67    337,67
ROMINA    MINERALBRUNNEN
GMBH Total    337,67    337,67
S SPITZ GMBH    127708    4800    ATTNANG/PUCHHEIM GMUNDNER-STR 27    (blank)    AT    15-Jan-2014 113301329    4.300,00    4.300,00
14-Feb-2014 114300044    13.129,36    13.129,36
114300045    4.347,88    4.347,88
S SPITZ GMBH Total    21.777,24    21.777,24
GU16

SC JOHNSON EUROPLANT BV     154038

7AJ    CAMBERLEY SURREY  ACCTS PAYABLE SSC - PO BOX 805       FRIMLEY GREEN              GB      23-Sep-2012 112301235    730,00            730,00

SC JOHNSON EUROPLANT BV
Total    730,00    730,00
SCHLOSSBRUNNEN    WULLNER
GMBH UND CO KG     127573    33699    BIELEFELD    DETMOLDER STRASSE 767    (blank)    DE    26-Feb-2014 114300100    774,28    774,28
SCHLOSSBRUNNEN    WULLNER
GMBH UND CO KG Total    774,28    774,28
Phatra    27-28th    Floor,

SERM SUK PUBLIC CO LTD     127704    10310    Huay Kwang, Bangkok Head Office.: 252/35-36 Muang Thai -

Rachadapisek Road           TH      15-Dez-2013 113301452   4.504,70           4.504,70

SERM SUK PUBLIC CO LTD Total    4.504,70    4.504,70
SFVISION GMBH     127937     74523    SCHWABISCH HALL    GESCHWISTER-SCHOLL STR 89    (blank)    DE    18-Nov-2009 209300133    -10,95    -10,95
SFVISION GMBH Total    -10,95    -10,95
SIDEL SPA     127588    43126    PARMA    SIDEL GROUP    VIA LA SPEZIA, 241/A    IT    07-Feb-2014 114300010    213,70    213,70
SIDEL SPA Total    213,70    213,70
STRAAL BRONNEN BVBA     253611    9681    MAARKEDAL    BRONNENSTRAAT 1    (blank)    BE    14-Jan-2014 114300038    20,10    20,10
STRAAL BRONNEN BVBA Total    20,10    20,10
STROH GETRÄNKEMASCHINEN
GMBH     127406     (blank) (blank)     55596 WALDBOCKELHEIM     (blank)     DE    29-Aug-2013 113301012    199,08    199,08
STROH GETRÄNKEMASCHINEN
GMBH Total    199,08    199,08
SWIRE COCA-COLA HK LIMITED  127699     .    SHATIN, NT.    15/F 17-19 YUEN SHUN CIRCUIT    SIU LEUL YUEN    HK    26-Jan-2014 113301573    13.800,00    13.800,00
SWIRE COCA-COLA HK LIMITED
Total    13.800,00    13.800,00
TEUTOBURGER
MINERALBRUNNEN GMBH UND
CO        127686    33649    BIELEFELD    BROCKHAGENER STR. 200    (blank)    DE    11-Dez-2013 113301430    36,84    36,84
TEUTOBURGER
MINERALBRUNNEN GMBH UND
CO Total    36,84    36,84

19245-3-4551-v4.0    - 42 -    70-40145101

THE SOUTH AFRICAN BREWERIES (PTY) LTD.	253411	2146	SANDTON	65 PARK LANE, SANDOWN	PO BOX 782178	ZA	31-Jan-2014	214300002	-32.367,00	-32.367,00
							16-Mrz-2014	114300117	88.823,00	88.823,00
							17-Mrz-2014	114300122	32.367,00	32.367,00
THE SOUTH AFRICAN BREWERIES (PTY) LTD. Total									88.823,00	88.823,00
THUERINGER WALDQUELL MINERALQUELLEN GMBH	127645	98574	SCHMALKALDEN	KASSELER STR 76	(blank)	DE	20-Feb-2014	114300074	5.011,72	5.011,72
THUERINGER WALDQUELL MINERALQUELLEN GMBH Total									5.011,72	5.011,72
UNILEVER UK LIMITED	127372	ST15 0SR	STONE BUSINESS PARK, STONE	ACCOUNTS PAYABLE (LEEDS FACTORY)	MAIL-POINT 14237 OMEGA HOUSE. EMERALD WAY	GB	31-Jan-2014	113301483	248,80	248,80
							28-Feb-2014	113301576	4.840,00	4.840,00
							31-Mrz-2014	114300012 114300030 114300063	171,86 194,17 3.037,83	171,86 194,17 3.037,83
UNILEVER UK LIMITED Total									8.492,66	8.492,66
VAN UITERT B.V.	251686	5107	RD DONGEN	DE SCHACHT 9	(blank)	NL	31-Jan-2014	112301816 113300429 113300872	41.000,00 10.873,80 5.760,00	41.000,00 10.873,80 5.760,00
VAN UITERT B.V. Total									57.633,80	57.633,80
VERMATEC GMBH	127423	5614	SARMENSTORF	BUCHENWEG 16 B	(blank)	CH	02-Dez-2013	213300115
							19-Feb-2014	114300065	4.400,39	4.400,39
VERMATEC GMBH Total									4.110,39	4.110,39
VRUMONA BV BUNNIK CENTRAL MAGAZIN	112761	3980 CA	BUNNIK	TAV CREDITEURENADMINISTRATIE	POSTBUS 1	NL	18-Feb-2014	113301636	183,02	183,02
							07-Mrz-2014	114300007	30,95	30,95
							11-Mrz-2014	114300025	616,02	616,02
							14-Mrz-2014	114300033	4.449,96	4.449,96
VRUMONA BV BUNNIK CENTRAL MAGAZIN Total									5.279,95	5.279,95
WEINGUT BEISER GBR	205710	55578	VENDERSHEIM	AUSSERHALB 1	(blank)	DE	09-Mrz-2012	112300197 112300199	590,23 471,24	590,23 471,24
WEINGUT BEISER GBR Total									1.061,47	1.061,47
Grand Total									716.425,91 3.472,72	719.898,63

19245-3-4551-v4.0    - 43 -    70-40145101

SCHEDULE 5
LIST OF EXISTING INTERCOMPANY LOANS

[currently none]

19245-3-4551-v4.0    - 44 -    70-40145101

[insert date and place]	[Datum und Ort einfügen]
Dear Sirs,

We hereby give you notice that pursuant to
an assignment agreement entered into by us
in favour of [insert name and address of the
Collateral Agent] (the "Collateral Agent")
dated    [insert    date    of    the    assignment
agreement], we have assigned by way of a
global assignment (Globalzession) to the
Collateral Agent all our present and future
receivables against you together with all
ancillary rights pertaining to them including
those set out in Annex 1 hereto. The
Collateral Agent is solely authorised to
collect    and    deal    with    the    assigned
receivables, and all payments with respect to
the assigned receivables have to be made to
the Collateral Agent. Please do not make
any further payments into our accounts.
Please find attached as Annex 2 hereto a
copy of the assignment agreement.

Sehr geehrte Damen und Herren,

Wir teilen Ihnen hierdurch mit, dass wir mit
Abtretungsvertrag       vom       [Datum       des
Abtretungsvertrages      einfügen]      sämtliche
bestehenden und künftigen Forderungen mit
allen dazugehörenden Rechten gegen Sie an
[Name              und              Adresse              des
Sicherheitentreuhänder        einfügen]        (der
"Sicherheitentreuhänder")    im    Wege    der
Globalzession abgetreten haben, einschließlich
der       in       Anlage 1       genannten.       Der
Sicherheitentreuhänder allein ist berechtigt,
über    die    Forderungen    zu    verfügen    und
Zahlungen entgegenzunehmen. Bitte leisten
Sie keine weiteren Zahlungen an uns. Als
Anlage 2    erhalten    Sie    eine    Kopie    des
Abtretungsvertrages.

Yours faithfully,	Mit freundlichen Grüßen
[insert full name of the Assignor]	[Namen des Sicherungsgebers einfügen]
By: ____________________________ Name: Title:	___________________________________ Name: Titel:

SCHEDULE 6
FORM OF BLANK NOTIFICATION LETTER

[To be printed off on letterhead of the Assignor]

[Name and address of debtor to be completed by the

Collateral Agent

Leave this space blank]

19245-3-4551-v4.0    - 45 -    70-40145101

Annex 1 / Anlage 1
Details of assigned receivables / Einzelheiten der abgetretenen Forderungen

19245-3-4551-v4.0    - 46 -    70-40145101

Annex 2 / Anlage 2
Copy of the assignment agreement / Kopie des Abtretungsvertrages

19245-3-4551-v4.0    - 47 -    70-40145101

[insert date and place]	[Datum und Ort einfügen]
Dear Sirs,

We hereby give you notice that pursuant to an
assignment agreement entered into by us in
favour of [insert name and address of the
Collateral Agent] (the "Collateral Agent") dated
[insert date of the assignment agreement], we
have assigned by way of a global assignment
(Globalzession) to the Collateral Agent all our
present and future receivables against you
together with all ancillary rights pertaining to
them including those set out in Annex 1 hereto.
We are authorised by the Collateral Agent to
collect the assigned receivables in our own name
and for our own account and to exercise any
rights and claims unless you receive a notification
from the Collateral Agent to the contrary. Please
see attached as Annex 2 a copy of the assignment
agreement.

Please acknowledge receipt of this notice and
your agreement with the terms hereof by counter-
signing this letter and returning the same to us.

Sehr geehrte Damen und Herren,

Wir teilen Ihnen hierdurch mit, dass wir mit
Abtretungsvertrag         vom         [Datum         des
Abtretungsvertrages         einfügen]         sämtliche
bestehenden und künftigen Forderungen mit allen
dazugehörenden Rechten gegen Sie an [Name
und      Adresse      des      Sicherheitentreuhänders
einfügen] (der "Sicherheitentreuhänder") im
Wege    der    Globalzession    abgetreten    haben,
einschließlich der in Anlage 1 genannten. Wir
sind vom Sicherheitentreuhänder ermächtigt, alle
Zahlungen       betreffend       die       abgetretenen
Forderungen im eigenen Namen und für eigene
Rechnung einzuziehen und entgegenzunehmen
und unsere Rechte, wenn und soweit Sie keine
anderslautende                  Mitteilung                  des
Sicherheitentreuhänders erhalten. Als Anlage 2
erhalten Sie eine Kopie des Abtretungsvertrages.

Bitte     bestätigen     Sie     den     Erhalt     dieser
Benachrichtigung und Ihr Einverständnis mit den
hierin      enthaltenen      Bestimmungen      durch
Gegenzeichnung dieser Benachrichtigung und
Rücksendung an uns.

Yours faithfully,	Mit freundlichen Grüßen
[insert full name of the Assignor] By: Name: Title:	[Namen des Sicherungsgebers einfügen] Name: Titel:
Acknowledgement of the debtor We acknowledge receipt of this notification letter and confirm our agreement with the terms	Bestätigung des Drittschuldners Wir bestätigen den Erhalt der Benachrichtigung und erklären unser Einverständnis mit den darin

SCHEDULE 7
FORM OF NOTICE FOR A DISCLOSED ASSIGNMENT

[To be printed off on letterhead of the Assignor]

[Name and address of debtor]

19245-3-4551-v4.0    - 48 -    70-40145101

thereof.	enthaltenen Bestimmungen.
[insert full name of the debtor] By:________________________________ Name: Title: Date:	[den vollständigen Namen des Drittschuldners einfügen] ___________________________________ Name: Titel: Datum:

19245-3-4551-v4.0    - 49 -